Exhibit 4.10

FINAL FORM

PARTICIPATION AGREEMENT

([Reg. No.])

Dated as of             , 20    1

among

AMERICAN AIRLINES, INC.,

WILMINGTON TRUST COMPANY,

as Pass Through Trustee under each of the

Pass Through Trust Agreements,

WILMINGTON TRUST COMPANY,

as Subordination Agent,

WILMINGTON TRUST COMPANY,

as Loan Trustee,

and

WILMINGTON TRUST COMPANY,

in its individual capacity as set forth herein

*

One [Aircraft Manufacturer and Model]

(Generic Manufacturer and Model [Generic Manufacturer and Model]) Aircraft

U.S. Registration No. [Reg. No.]

[1]	To insert the relevant Closing Date.

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

i

Participation Agreement

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[Reg. No.]

Section 7.04.	Severability	26
Section 7.05.	No Oral Modifications or Continuing Waivers; Consents	26
Section 7.06.	Effect of Headings and Table of Contents	27
Section 7.07.	Successors and Assigns	27
Section 7.08.	Benefits of Agreement	27
Section 7.09.	Counterparts	27
Section 7.10.	Submission to Jurisdiction	27
Section 7.11.	No Petition	28
Section 7.12.	Section 1110	28
Section 7.13.	No Waiver	29
Section 7.14.	Further Assurances	29

Schedule I	- Certain Terms
Schedule II	- Equipment Notes, Purchasers and Original Principal Amounts
Schedule III	- Trust Supplements

Exhibit A	- Form of Opinion of Counsel for the Company
Exhibit B	- Form of Opinion of Special Counsel for the Loan Trustee, the Pass Through Trustees, the Subordination Agent and WTC
Exhibit C	- Form of Opinion of Special FAA Counsel
Exhibit D	- Form of Manufacturer’s Consent
[Exhibit E	- Form of Opinion of Special French Counsel][2]
Exhibit F	- Form of Opinion of Regulatory Counsel
[Exhibit G	- Form of French Pledge Agreement][3]
Exhibit H	- Form of Opinion of Delaware Counsel for the Company

Annex A	- Definitions

[2]	Include in the case of Airbus aircraft.
[3]	Include in the case of Airbus aircraft.

ii

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

PARTICIPATION AGREEMENT

([Reg. No.])

This PARTICIPATION AGREEMENT ([Reg. No.]) (“Agreement”), dated as of                  , 20    4, is made by and among AMERICAN AIRLINES, INC., a Delaware corporation (together with its successors and permitted assigns, the “Company”), WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns, “WTC”), not in its individual capacity except as otherwise expressly provided in any of the Operative Documents or the Pass Through Documents, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements (such terms and other capitalized terms used herein without definition being defined as provided in Section 1.01), WILMINGTON TRUST COMPANY, a Delaware trust company, as subordination agent and trustee (in such capacity, together with any successor trustee in such capacity, the “Subordination Agent”) under the Intercreditor Agreement, and WILMINGTON TRUST COMPANY, a Delaware trust company as loan trustee (in such capacity, together with any successor trustee in such capacity, the “Loan Trustee”) under the Indenture.

W I T N E S S E T H:

WHEREAS, the Company is the owner of that certain aircraft of the make and model set forth in Schedule I hereto as more particularly described in the Indenture Supplement originally executed and delivered under the Indenture;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and the Loan Trustee are entering into the Indenture, pursuant to which, among other things, the Company will issue two separate series of Equipment Notes, which Equipment Notes are to be secured by a security interest in all right, title and interest of the Company in and to the Aircraft and certain other property described in the Indenture;

WHEREAS, pursuant to the Basic Pass Through Trust Agreement and each of the Trust Supplements set forth in Schedule III hereto, the Pass Through Trusts in existence as of the date hereof were created and the Pass Through Certificates issued and sold;

WHEREAS, pursuant to the Intercreditor Agreement, the Subordination Agent will hold the Equipment Notes on behalf of the Pass Through Trusts;

[4]	To insert the relevant Closing Date.

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. For the purposes of this Agreement, unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A.

Section 1.02. Other Definitional Provisions.

(a) The definitions stated herein and in Annex A apply equally to both the singular and the plural forms of the terms defined.

(b) All references in this Agreement to designated “Articles”, “Sections”, “Subsections”, “Schedules”, “Exhibits”, “Annexes” and other subdivisions are to the designated Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision of this Agreement, unless otherwise specifically stated.

(c) The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Subsection, Schedule, Exhibit, Annex or other subdivision.

(d) All references in this Agreement to a “government” are to such government and any instrumentality or agency thereof.

(e) Unless the context otherwise requires, whenever the words “including”, “include” or “includes” are used herein, they shall be deemed to be followed by the phrase “without limitation”.

(f) All references in this Agreement to a Person shall include successors and permitted assigns of such Person.

ARTICLE II

THE LOANS

Section 2.01. The Loans. Subject to the terms and conditions of this Agreement and the Indenture, on the Closing Date, the Pass Through Trustee for each Pass Through Trust in existence as of the Closing Date shall make a loan to the Company by paying to the Company the aggregate original principal amounts of the Equipment Notes being

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

issued to such Pass Through Trust as set forth on Schedule II opposite the name of such Pass Through Trust. The Pass Through Trustees, on behalf of the Pass Through Trusts in existence as of the Closing Date, shall make such loans to the Company no later than 10:00 a.m. (New York City time) on the Closing Date by transferring such amount in immediately available funds to the Company at its account at JPMorgan Chase (ABA No. 021000021), Account Number 910-1-019884, Reference: American Airlines 2015-1 EETC.

Section 2.02. Issuance of Equipment Notes. Upon the occurrence of the above payments by the Pass Through Trustee for each Pass Through Trust in existence as of the Closing Date to the Company, the Company shall issue, pursuant to and in accordance with Article II of the Indenture, to the Subordination Agent as agent and trustee for the Pass Through Trustee for each such Pass Through Trust, one or more Equipment Notes of the Series, maturity and aggregate original principal amount and bearing the interest rate set forth in Schedule II opposite the name of such Pass Through Trust. Each such Equipment Note shall be duly authenticated by the Loan Trustee pursuant to the Indenture, registered in the name of the Subordination Agent and dated the Closing Date and shall be delivered by the Loan Trustee to the Subordination Agent. In addition, subject to Section 4(a)(v) of the Note Purchase Agreement and Section 8.01(c) or 8.01(d) of the Intercreditor Agreement, as applicable, the Company shall have the option after the Closing Date, from time to time, (i) to redeem all but not less than all of the Series B Equipment Notes (or all but not less than all of any Additional Series Equipment Notes) and to issue under the Indenture new Equipment Notes with the same Series designation as, but with terms that may be the same as or different from those of, the redeemed Equipment Notes and (ii) to issue one or more series of Additional Series Equipment Notes under the Indenture. If new Series B Equipment Notes or Additional Series Equipment Notes are so issued after the Closing Date, each Noteholder of such Equipment Notes shall be deemed to be a party hereto without further act, and shall be entitled to execute, and at the request of the Company shall execute, a counterpart to this Agreement.

Section 2.03. The Closing. The closing (the “Closing”) of the transactions contemplated hereby shall take place at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 at 10:00 a.m. (New York City time) on                  , 20    , or at such other time or place as the parties shall agree.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01. Conditions Precedent to Obligations of the Pass Through Trustees. The obligation of each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date to make the loan contemplated by Article II is subject to the

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

fulfillment (or the waiver by such Pass Through Trustee) prior to or on the Closing Date of the following conditions precedent:

(a) Authentication. The Company shall have tendered the Equipment Notes being issued on the Closing Date to the Loan Trustee for authentication, and the Loan Trustee shall have authenticated such Equipment Notes and shall have tendered such Equipment Notes to the Subordination Agent on behalf of the applicable Pass Through Trustee, against receipt of the loan proceeds, in accordance with Section 2.02.

(b) No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for such Pass Through Trustees to make the loans contemplated by Section 2.01 or to acquire the Equipment Notes or to realize the benefits of the security afforded by the Indenture.

(c) Documentation. This Agreement and the following documents shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Pass Through Trustees or the Loan Trustee), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to each Pass Through Trustee:

(i) the Intercreditor Agreement;

(ii) the Liquidity Facilities in effect as of the Closing Date;

(iii) the Pass Through Trust Agreements in effect as of the Closing Date;

(iv) the Indenture and the Indenture Supplement covering the Aircraft and dated the Closing Date;

(v) the Manufacturer’s Consent [and the French Pledge Agreement]5;

(vi) a copy of the FAA Bill of Sale; and

(vii) a copy of the Warranty Bill of Sale.

(viii) [a copy of a current, valid Export Certificate of Airworthiness duly issued by the Brazilian aviation authority.]6

[5]	Include in the case of an Airbus aircraft.
[6]	Include in case of Embraer aircraft

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

(d) Financing Statement. A Uniform Commercial Code financing statement or statements covering the security interest created by the Indenture naming the Company, as debtor, and the Loan Trustee, as secured party, shall have been duly filed in all places necessary or desirable within the State of Delaware.

(e) Certain Closing Certificates. Each such Pass Through Trustee shall have received the following:

(i) a certificate dated the Closing Date of the Secretary or an Assistant Secretary of the Company, certifying as to (A) a copy of the resolutions of the Board of Directors of the Company or the executive committee thereof duly authorizing the transactions contemplated hereby and the execution, delivery and performance by the Company of this Agreement and the Indenture and each other document required to be executed and delivered by the Company in accordance with the provisions hereof or thereof and (B) a copy of the certificate of incorporation and by-laws of the Company, as in effect on the Closing Date;

(ii) a certificate or other evidence from the Secretary of State of the State of Delaware, dated as of a date reasonably near the Closing Date, as to the due incorporation and good standing of the Company in such state;

(iii) an incumbency certificate of the Company as to the person or persons authorized to execute and deliver this Agreement, the Indenture and each other document to be executed by the Company in connection with the transactions contemplated hereby and thereby, and the specimen signatures of such person or persons; and

(iv) one or more certificates of the Loan Trustee and the Subordination Agent certifying to the reasonable satisfaction of such Pass Through Trustees as to the due authorization, execution, delivery and performance by the Loan Trustee and the Subordination Agent of each of the Operative Documents to which the Loan Trustee or the Subordination Agent is or will be a party and any other documents to be executed by or on behalf of the Loan Trustee or Subordination Agent in connection with the transactions contemplated hereby or thereby.

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

(f) Representations; No Event of Default or Event of Loss. On the Closing Date, the following statements shall be correct: (i) the representations and warranties herein of the Company are correct in all material respects as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties are correct on and as of such earlier date) and (ii) no event has occurred and is continuing that constitutes an Event of Default or an Event of Loss with respect to the Aircraft or would constitute an Event of Default or such an Event of Loss but for the requirement that notice be given or time elapse or both.

(g) Opinions of Counsel to the Company. Each such Pass Through Trustee and the Loan Trustee shall have received (i) an opinion addressed to it from Latham & Watkins LLP, special New York counsel to the Company, substantially in the form set forth in Exhibit A, (ii) an opinion addressed to it from Squire Patton Boggs (US) LLP, special regulatory counsel to the Company, substantially in the form set forth in Exhibit F and (iii) an opinion addressed to it from Morris James LLP, special Delaware counsel to the Company, substantially in the form set forth in Exhibit H.

(h) Opinion of Counsel to WTC, the Loan Trustee, the Pass Through Trustees and the Subordination Agent. Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Morris James LLP, special counsel for WTC, the Loan Trustee, the Pass Through Trustees in existence as of the Closing Date and the Subordination Agent, substantially in the form set forth in Exhibit B.

(i) Opinion of FAA Counsel. Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, substantially in the form set forth in Exhibit C.

(j) [Opinion of French Counsel. Each Pass Through Trustee and the Loan Trustee shall have received an opinion addressed to it from Latham & Watkins LLP, special French counsel for the Company, substantially in the form set forth in Exhibit E.]7

(k) Certification from the Company. Each such Pass Through Trustee and the Loan Trustee shall have received a certificate or certificates signed by the

[7]	Include in the case of an Airbus aircraft.

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(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

chief financial or accounting officer, any Senior Vice President, the Treasurer, any Vice President or any Assistant Treasurer (or any other Responsible Officer) of the Company, dated the Closing Date, certifying as to the correctness of each of the matters stated in Section 3.01(f).

(l) Certification from WTC, Loan Trustee and Subordination Agent. Each Pass Through Trustee shall have received a certificate from WTC in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, dated the Closing Date, signed by an authorized officer of WTC in its individual capacity and as Loan Trustee and Subordination Agent, as applicable, certifying for each such entity that no Loan Trustee Liens or Other Party Liens attributable to it, as applicable, exist, and further certifying as to the correctness of each of the matters stated in Section 5.01.

(m) [Intentionally Omitted.]

(n) Insurance Matters. The Loan Trustee shall have received an insurance report of an independent insurance broker and the related certificates of insurance, each in form and substance reasonably satisfactory to the Loan Trustee, as to the compliance with the terms of Section 7.06 of the Indenture relating to insurance with respect to the Aircraft.

(o) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(p) Funding of Pass Through Trusts. Each such Pass Through Trustee shall have received in immediately available funds an amount at least equal to the aggregate purchase price of the Equipment Notes to be purchased from the Company by such Pass Through Trustee.

(q) Manufacturer’s Consent. The Loan Trustee shall have received an executed copy of the Manufacturer’s Consent substantially in the form set forth in Exhibit D.

(r) Governmental Approvals. All appropriate action required to have been taken prior to the Closing Date by the FAA or any governmental or political agency, subdivision or instrumentality of the United States in connection with the transactions contemplated by this Agreement has been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement have been issued.

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

(s) Title. The Company shall have good title to the Aircraft, free and clear of all Liens except Permitted Liens.

(t) Satisfaction of Requirements under the Note Purchase Agreement. The conditions precedent set forth in Section 2 of the Note Purchase Agreement, and the requirements set forth in Section 1 of the Note Purchase Agreement relating to the Aircraft and the Equipment Notes, shall have been satisfied.

Promptly upon the recording of the Indenture (with the Indenture Supplement attached) pursuant to the Transportation Code and the receipt of appropriate and correct recording information from the FAA, the Company will cause Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma to deliver to the Subordination Agent, to the Pass Through Trustees, to the Loan Trustee and to the Company an opinion as to the due recording of such instrument and the lack of filing of any intervening documents with respect to the Aircraft.

Section 3.02. Conditions Precedent to Obligations of the Company. The obligation of the Company to issue and sell the Equipment Notes is subject to the fulfillment (or waiver by the Company) prior to or on the Closing Date of the following conditions precedent:

(a) No Changes in Law. No change shall have occurred after the date of this Agreement in applicable law or regulations thereunder or interpretations thereof by appropriate regulatory authorities or any court that would make it a violation of law or governmental regulations for the Company to enter into any transaction contemplated by the Operative Documents, the Note Purchase Agreement or the other Pass Through Documents.

(b) Documentation. The documents referred to in Section 3.01(c) shall have been duly authorized, executed and delivered by the respective party or parties thereto (other than the Company), shall be in full force and effect and executed counterparts (or copies thereof where indicated) thereof shall have been delivered to the Company, and the Company shall have received such documents and evidence with respect to WTC, each Liquidity Provider of each Liquidity Facility in effect as of the Closing Date, the Loan Trustee, the Subordination Agent and each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date as the Company may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein set forth.

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

(c) FAA Filing. The Indenture (with the Indenture Supplement covering the Aircraft attached) shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code. The registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) shall have been effected on the International Registry in accordance with the Cape Town Treaty.

(d) Representations and Warranties. On the Closing Date, the representations and warranties herein of WTC, the Loan Trustee, the Subordination Agent and the Pass Through Trustees of each Pass Through Trust in existence as of the Closing Date shall be correct as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties shall have been correct on and as of such earlier date), and, insofar as such representations and warranties concern WTC, the Loan Trustee, the Subordination Agent or any such Pass Through Trustee, such party shall have so certified to the Company.

(e) Certain Opinions and Certificates. The Company shall have received each opinion referred to in Sections 3.01(h) and 3.01(i), each such opinion addressed to the Company or accompanied by a letter from the counsel rendering such opinion authorizing the Company to rely on such opinion as if it were addressed to the Company, and the certificates referred to in Sections 3.01(e)(iv) and 3.01(k).

(f) [Reserved].

(g) No Proceedings. No action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at the time of the Closing to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

(h) No Other Party Liens, etc. The Company shall have received a certificate from WTC dated the Closing Date, signed by an authorized officer of WTC, certifying for each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date that no Other Party Liens attributable to it exist and further certifying as to the correctness of each of the matters stated in Section 5.01.

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

(i) Payment for Equipment Notes. The Company shall have been paid by each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date the aggregate original principal amount of the Equipment Notes being issued to such Pass Through Trustee as set forth on Schedule II opposite the name of such Pass Through Trust.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND INDEMNITIES

OF THE COMPANY

Section 4.01. Representations and Warranties of the Company. The Company represents and warrants that:

(a) Organization; Authority; Qualification. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, is a Certificated Air Carrier, is a Citizen of the United States, has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under the Operative Documents to which it is a party and is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the failure to so qualify would have a material adverse effect on the consolidated financial condition of the Company and its subsidiaries, considered as a whole, and its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) is Delaware.

(b) Corporate Action and Authorization; No Violations. The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which the Company is a party have been duly authorized by all necessary corporate action on the part of the Company, do not require any stockholder approval or approval or consent of any trustee or holder of any indebtedness or obligations of the Company, except such as have been duly obtained and are in full force and effect, and do not contravene any law, governmental rule, regulation, judgment or order binding on the Company or the certificate of incorporation or by-laws of the Company or contravene or result in a breach of, or constitute a default under, or result in the creation of any Lien (other than as permitted under the Indenture) upon the property of the Company under, any material indenture, mortgage, contract or other agreement to which the Company is a party or by which it or any of its properties may be bound or affected.

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

(c) Governmental Approvals. Neither the execution and delivery by the Company of this Agreement and the other Operative Documents to which it is a party, nor the consummation by the Company of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with or the taking of any other action in respect of, the Department of Transportation, the FAA or any other federal or state governmental authority or agency, or the International Registry, except for (i) the registration of the issuance and sale of the Pass Through Certificates under the Securities Act and under the securities laws of any state or other jurisdiction in which the Pass Through Certificates may be offered for sale if the laws of such state or other jurisdiction require such action, (ii) the qualification of the Pass Through Trust Agreements under the Trust Indenture Act, (iii) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the Company’s ownership or use of the Aircraft required to be obtained on or prior to the Closing Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or on the Closing Date will be, in full force and effect, (iv) the filings and registrations referred to in Section 4.01(e), (v) authorizations, consents, approvals, notices and filings required to be obtained, taken, given or made under securities or Blue Sky or similar laws of the various states and foreign jurisdictions, and (vi) consents, approvals, notices, registrations and other actions required to be obtained, given, made or taken only after the date hereof.

(d) Valid and Binding Agreements. This Agreement and each other Operative Document to which the Company is a party have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and except, in the case of the Indenture, as limited by applicable laws that may affect the remedies provided in the Indenture, which laws, however, do not make the remedies provided in the Indenture inadequate for the practical realization of the rights and benefits intended to be provided thereby.

(e) Filings and Recordation. Except for (i) the filing for recordation pursuant to the Transportation Code of the Indenture (with the Indenture Supplement covering the Aircraft attached), (ii) with respect to the security interests created by such documents, the filing of financing statements (and continuation statements at periodic intervals) under the Uniform Commercial Code of Delaware, and (iii) the registration on the International Registry of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement covering the Aircraft),

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no further filing or recording of any document is necessary or advisable under the laws of the United States or any state thereof as of the Closing Date in order to establish and perfect the security interest in the Aircraft created under the Indenture in favor of the Loan Trustee as against the Company and any third parties in any applicable jurisdiction in the United States.

(f) Investment Company Act. The Company is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(g) Title. As of the Closing Date, (i) the Company has good title to the Aircraft, free and clear of Liens other than Permitted Liens, (ii) the Aircraft has been duly certified by the FAA as to type and airworthiness in accordance with the terms of the Indenture, (iii) the Indenture (with the Indenture Supplement covering the Aircraft attached) has been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA pursuant to the Transportation Code, (iv) the Aircraft is duly registered with the FAA in the name of the Company and (v) the registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) has been effected on the International Registry in accordance with the Cape Town Treaty.

(h) Section 1110. The Loan Trustee shall be entitled to the benefits of Section 1110 with respect to the Aircraft being subjected to the Lien of the Indenture on the Closing Date.

(i) Security Interest. The Indenture creates in favor of the Loan Trustee, for the benefit of the Noteholders, the Indenture Indemnitees and the Related Indenture Indemnitees, a valid and perfected Lien on the Aircraft purported to be subjected to the Lien of the Indenture on the Closing Date, subject to no equal or prior Lien, except Permitted Liens. There are no Liens of record with the FAA on the Aircraft being subjected to the Lien of the Indenture on the Closing Date other than the Lien of the Indenture. Other than (x) the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement covering the Aircraft) and (y) any International Interests (or Prospective International Interests) that appear on the International Registry as having been discharged, no International Interests with respect to the Aircraft have been registered on the International Registry as of the Closing Date.

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

Section 4.02. General Indemnity.

(a) Claims Defined. For the purposes of this Section 4.02, “Claims” shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Section 4.02, shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) of an Indemnitee in connection therewith or related thereto.

(b) Indemnitee Defined. For the purposes of this Section 4.02, “Indemnitee” means (i) WTC and the Loan Trustee, (ii) each separate or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iii) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (iv) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (v) each Liquidity Provider, (vi) any Related Noteholder, (vii) the Escrow Agent, (viii) the Paying Agent and (ix) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, being referred to herein collectively as the “Related Indemnitee Group” of such Indemnitee); provided that such Persons shall, to the extent they are not signatories to this Agreement, have expressly agreed in writing to be bound by the terms of this Section 4.02 prior to, or concurrently with, the making of a Claim hereunder. If an Indemnitee fails to comply with any duty or obligation under this Section 4.02 with respect to any Claim, such Indemnitee shall not, to the extent such failure was prejudicial to the Company, be entitled to any indemnity with respect to such Claim under this Section 4.02. No holder of a Pass Through Certificate in its capacity as such holder shall be an Indemnitee for purposes hereof.

(c) Claims Indemnified. Subject to the exclusions stated in Subsection 4.02(d), the Company agrees to indemnify, protect, defend and hold harmless on an After-Tax Basis each Indemnitee against Claims resulting from or arising out of the sale, purchase, acceptance, non-acceptance or rejection of the Aircraft under the Purchase Agreement or the ownership, possession, use, non-use, substitution, airworthiness, control, maintenance, repair, operation, registration, re-registration, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Aircraft, the Airframe, any Engine or any Part (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by the Company, any Permitted Lessee or any other Person. Without limiting the foregoing and subject to, and without duplication of, the provisions of Section 6.01(a), the Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses of the Loan Trustee and, so long as it is the holder of any Equipment Notes, each Pass Through Trustee (including, without limitation, reasonable attorney’s fees and disbursements and, to the extent payable as provided in the Indenture, reasonable compensation and expenses of such Person’s agents) in connection with the transactions contemplated hereby.

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(American Airlines 2015-1 Aircraft EETC)

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(d) Claims Excluded. The following are excluded from the Company’s agreement to indemnify an Indemnitee under this Section 4.02:

(i) any Claim to the extent such Claim is attributable to acts or events occurring after (A) the Lien of the Indenture has been discharged or (B) the transfer of possession of the Aircraft pursuant to Article IV of the Indenture except to the extent that such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 4.02 of the Indenture following the occurrence and continuance of an Event of Default; provided that nothing in this clause (i) shall be deemed to release the Company from any of its obligations under the Operative Documents that expressly provide for performance after the termination of the Indenture;

(ii) any Claim to the extent such Claim is, or is attributable to, a Tax (or loss of any Tax benefit), except with respect to paying any indemnity on an After-Tax Basis;

(iii) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee’s Related Indemnitee Group;

(iv) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee’s Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Agreement, any other Operative Document or any Pass Through Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;

(v) any Claim to the extent such Claim constitutes a Lien attributable to such Indemnitee;

(vi) any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition of any Equipment Note or Pass Through Certificate, all or any part of such Indemnitee’s interest in the Operative Documents or the Pass Through Documents or any interest in the Collateral or any similar security (whether voluntary or involuntary) by or on behalf of such Indemnitee or its Related Indemnitee Group other than during the occurrence and continuance of an Event of Default (provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with the Indenture and applicable law);

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(vii) any Claim to the extent such Claim is attributable to (A) a failure on the part of the Loan Trustee to distribute in accordance with this Agreement or any other Operative Document any amounts received and distributable by it hereunder or thereunder, (B) a failure on the part of the Subordination Agent to distribute in accordance with the Intercreditor Agreement any amounts received and distributable by it thereunder, (C) a failure on the part of any Pass Through Trustee to distribute in accordance with the Pass Through Trust Agreement to which it is a party any amounts received and distributable by it thereunder, (D) a failure on the part of the Escrow Agent to distribute in accordance with any Escrow Agreement any amounts received and distributable by it thereunder, (E) a failure on the part of the Paying Agent to distribute in accordance with any Escrow Agreement any amounts received and distributable by it thereunder or (F) a failure on the part of the Depositary to pay funds payable by it in accordance with any Deposit Agreement;

(viii) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Pass Through Document, other than such as have been requested by the Company or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Pass Through Documents;

(ix) any Claim to the extent such Claim is (A) paid by the Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Pass Through Document (without duplication of any payment obligation of the Company) or (B) payable or borne by a Person other than the Company pursuant to any provision of any Operative Document or any Pass Through Document;

(x) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense;

(xi) any Claim to the extent such Claim is incurred on account of or asserted as a result of (A) any “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code or any foreign, federal, state, or local law which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (B) any breach of fiduciary duty under ERISA;

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(xii) any Claim to the extent such Claim is attributable to one or more of the other aircraft financed through the offering of Pass Through Certificates (in the event of doubt, any Claim shall be allocated between the Aircraft and such other aircraft in the same proportion that the then outstanding Equipment Notes bear to the then outstanding equipment notes issued with respect to the other aircraft and held by the Pass Through Trustees);

(xiii) any Claim to the extent such Claim is attributable to the offer or sale by an Indemnitee (or any member of such Indemnitee’s Related Indemnitee Group) of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities laws (other than any thereof caused by acts or omissions of the Company of any of its affiliates); and

(xiv) any Claim to the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Company.

(e) Insured Claims. In the case of any Claim indemnified by the Company hereunder that is covered by a policy of insurance maintained by the Company, each Indemnitee agrees to cooperate, at the Company’s expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim.

(f) Claims Procedure. An Indemnitee shall promptly notify the Company of any Claim as to which indemnification is sought; provided that the failure to provide such prompt notice shall not release the Company from any of its obligations to indemnify hereunder, except to the extent that the Company is prejudiced by such failure or the Company’s indemnification obligations are increased as a result of such failure. Such Indemnitee shall promptly submit to the Company all additional information in such Indemnitee’s possession to substantiate such request for payment to the Company as the Company shall reasonably request. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this Section 4.02, and, at the Company’s expense, the Indemnitee shall cooperate with all reasonable requests of the Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim under this Section 4.02. Where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at

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the written request of the Company or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Company pursuant to the preceding provisions; provided that such party’s participation does not, in the opinion of the counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 4.02. Notwithstanding anything to the contrary contained herein, the Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees.

(g) Subrogation. To the extent that a Claim indemnified by the Company under this Section 4.02 is in fact paid in full by the Company or an insurer under a policy of insurance maintained by the Company, the Company or such insurer, as the case may be, shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with the Company or such insurer, as the case may be, to permit the Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by the Company. So long as no Event of Default shall have occurred and be continuing, if an Indemnitee receives any payment from any party other than the Company or its insurers, in whole or in part, with respect to any Claim paid by the Company or its insurers hereunder, it shall promptly pay over to the Company the amount received (but not an amount in excess of the amount the Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to the Company shall not be paid to the Company, or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Loan Trustee as security for the obligations of the Company under this Agreement, the Indenture and the other Operative Documents, and, if the Company agrees, shall be applied against the Company’s obligations hereunder and thereunder when and as they become due and payable and, at such time as there shall not be continuing any such Event of Default, such amount, to the extent not previously so applied against the Company’s obligations, shall be paid to the Company.

(h) No Guaranty. Nothing set forth in this Section 4.02 shall constitute a guarantee by the Company that the Aircraft shall at any time have any particular value, useful life or residual value.

(i) Payments; Interest. Any amount payable to any Indemnitee pursuant to this Section 4.02 shall be paid within 30 days after receipt by the Company of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Section 4.02

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directly to an Indemnitee or to the Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail, return receipt requested, postage prepaid to its address referred to in Section 7.01. To the extent permitted by applicable law, interest at the Past Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Section 4.02 until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

ARTICLE V

REPRESENTATIONS, WARRANTIES AND COVENANTS

OF WTC

Section 5.01. Representations, Warranties and Covenants of WTC. WTC, generally, and each of the Loan Trustee, the Subordination Agent and the Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date as it relates to it, represents, warrants and covenants that:

(a) Organization; Authority. WTC is a Delaware trust company duly organized and validly existing in good standing under the laws of the State of Delaware, holds a valid certificate to do business as a Delaware trust company, is eligible to be the Loan Trustee under Section 8.01(a) of the Indenture, will promptly comply with Section 8.01(a) of the Indenture and has full power, authority and legal right to enter into and perform its obligations under each of the Operative Documents and the Pass Through Documents to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party and, in its capacity as Loan Trustee and Pass Through Trustee, respectively, to authenticate the Equipment Notes and the Pass Through Certificates, respectively. WTC is qualified to act as Loan Trustee under Section 8.01(c) of the Indenture. WTC is a Citizen of the United States (without the use of a voting trust agreement), and will resign as the Loan Trustee under the Indenture promptly after it obtains actual knowledge that it has ceased to be such a Citizen of the United States.

(b) Due Authorization; No Violations. The execution, delivery and performance by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, of this Agreement, each of the other Operative Documents and each of the Pass Through Documents to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party, the performance by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as

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the case may be, of its obligations thereunder and the consummation on the Closing Date or the Issuance Date, as the case may be, of the transactions contemplated thereby, and the authentication of the Equipment Notes and the Pass Through Certificates, respectively, to be delivered on the Closing Date or the Issuance Date, as the case may be: (i) have been duly authorized by all necessary action on the part of WTC, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, as the case may be, (ii) and do not violate any law or regulation of the United States or of the state of the United States in which WTC is located and which governs the trust powers of WTC or any order, writ, judgment or decree of any court, arbitrator or governmental authority applicable to WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee or any of their assets, (iii) will not violate any provision of the charter of WTC and (iv) will not violate any provision of, or constitute a default under, any mortgage, indenture, contract, agreement or undertaking to which any of WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party or by which any of them or their respective properties may be bound or affected.

(c) Approvals. Neither the execution and delivery by WTC, individually or in its capacity as Loan Trustee, Subordination Agent or Pass Through Trustee, as the case may be, of this Agreement, any other Operative Document or any Pass Through Document to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party, nor the consummation by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee of any of the transactions contemplated hereby or thereby, requires the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action in respect of, (i) any governmental authority or agency of the United States or the state of the United States where WTC is located and regulating the trust powers of WTC, or (ii) any trustee or other holder of any debt of WTC.

(d) Valid and Binding Agreements. This Agreement, each other Operative Document and each Pass Through Document to which WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee is a party have been duly executed and delivered by WTC, individually and in its capacity as Loan Trustee, Subordination Agent or such Pass Through Trustee, as the case may be, and constitute the legal, valid and binding obligations of WTC, the Loan Trustee, the Subordination Agent and such Pass Through Trustee, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.

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(e) No Loan Trustee Liens or Other Party Liens. It unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Loan Trustee Lien or Other Party Lien attributable to it, and it agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Lien.

(f) Intercreditor Agreement. The Equipment Notes to be issued to the Subordination Agent pursuant hereto are being acquired by it to be held under the Intercreditor Agreement.

(g) Funds Transfer Fees. Each of WTC, the Loan Trustee, the Subordination Agent and each Pass Through Trustee agrees that it will not impose any lifting charge, cable charge, remittance charge or any other charge or fee on any transfer by the Company of funds to, through or by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee pursuant to this Agreement, any other Operative Document or any Pass Through Document, except as may be otherwise agreed to in writing by the Company.

(h) Confidentiality. Each of WTC, the Loan Trustee, the Subordination Agent and any Pass Through Trustee agrees to be bound by the terms of Section 10.16 of the Indenture.

(i) Certain Tax Matters. There are no Taxes payable by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee imposed by the State of Delaware or any political subdivision or taxing authority thereof, in connection with the execution, delivery or performance by WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee of any Operative Document or any Pass Through Document (other than franchise or other taxes based on or measured by any fees or compensation received by any such Person for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents), and there are no Taxes payable by such Pass Through Trustee imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by such Pass Through Trustee for services rendered in connection with the transactions contemplated by the Operative Documents or the Pass Through Documents) and, assuming that the Pass Through Trusts in existence as of the Closing Date will not be taxable for Federal income tax purposes as corporations, but, rather, will be characterized for such purposes as grantor trusts or partnerships, such Pass Through Trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

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(j) Limitation on Situs of Activities. Except with the consent of the Company, which shall not be unreasonably withheld, WTC will act as Pass Through Trustee, Subordination Agent and Loan Trustee solely through its offices within the State of Delaware, except for such services as may be performed for it by independent agents in the ordinary course of business, but not directly by it, in other states.

(k) No Proceedings. There are no pending or, to its knowledge, threatened actions or proceedings against WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee before any court or administrative agency which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of WTC, the Loan Trustee, the Subordination Agent or such Pass Through Trustee to perform its obligations under any Operative Document or any Pass Through Document.

(l) Other Representations. The representations and warranties contained in Section 7.15 of the Basic Pass Through Trust Agreement and Section 7.04 of each Trust Supplement are true, complete and correct as of the Closing Date.

ARTICLE VI

OTHER COVENANTS AND AGREEMENTS

Section 6.01. Other Agreements.

(a) Fees and Expenses. The Company agrees promptly to pay (without duplication of any other obligation the Company may have to pay such amounts) (1) the initial and annual fees and (to the extent the Loan Trustee is entitled to be reimbursed for its reasonable expenses) the reasonable expenses of the Loan Trustee in connection with the transactions contemplated hereby and (2) the following expenses incurred by the Loan Trustee, the Subordination Agent and the Pass Through Trustees in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Operative Documents and the other documents or instruments referred to herein or therein:

(i) the reasonable fees, expenses and disbursements of (A) Morris James LLP, special counsel for the Loan Trustee, the Subordination Agent and the Pass Through Trustees of the Pass Through Trusts in existence as of the Closing Date and (B) Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, special FAA counsel in Oklahoma City, Oklahoma, in each case to the extent actually incurred; and

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(ii) all reasonable expenses actually incurred in connection with printing and document production or reproduction expenses, and in connection with the filing of Uniform Commercial Code financing statements.

(b) Continuing Registration and Re-Registration. The Loan Trustee, the Noteholders, the Subordination Agent and each Pass Through Trustee agree to execute and deliver, at the Company’s expense, all such documents and consents as the Company may reasonably request for the purpose of continuing the registration of the Aircraft at the FAA in the Company’s name or for the purpose of registering or maintaining any registration on the International Registry in respect of the Aircraft. In addition, each of the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder agrees, for the benefit of the Company, to cooperate with the Company in effecting any foreign registration of the Aircraft pursuant to Section 7.02(e) of the Indenture; provided that prior to any such change in the country of registry of the Aircraft the conditions set forth in Section 7.02(e) of the Indenture are met to the reasonable satisfaction of, or waived by, the Loan Trustee.

(c) Quiet Enjoyment. Each of WTC, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and any other Noteholder and the Class A Liquidity Provider (by having entered into the Class A Liquidity Facility) and the Class B Liquidity Provider (by having entered into the Class B Liquidity Facility) agrees that, unless an Event of Default shall have occurred and be continuing, it shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) take any action contrary to, or otherwise in any way interfere with or disturb (and then only in accordance with the Indenture), the quiet enjoyment of the use and possession of the Aircraft, the Airframe, any Engine or any Part by the Company or any transferee of any interest in any thereof permitted under the Indenture.

(d) No Noteholder Liens. Each Noteholder, including, without limitation, the Subordination Agent and each Pass Through Trustee, unconditionally agrees with and for the benefit of the parties to this Agreement that it will not directly or indirectly create, incur, assume or suffer to exist any Noteholder Liens, and such Noteholder agrees that it will, at its own cost and expense, promptly take such action as may be necessary to discharge and satisfy in full any such Noteholder Lien; and each Noteholder hereby agrees to indemnify, protect, defend and hold harmless each Indemnitee and the Company against Claims in any way resulting from or arising out of a breach by it of its obligations under this Section 6.01(d).

(e) Agreement to be Bound; Transfer. By its acceptance of its Equipment Notes, each Noteholder unconditionally agrees for the benefit of the Company and the Loan Trustee: (i) to be bound by and to perform and comply with all of the terms of such Equipment Notes, the Indenture and this Agreement applicable to such Noteholder; and (ii) that it will not transfer any Equipment Note (or any part thereof) to any entity unless

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such transfer complies with and does not violate the Transportation Code, the Securities Act (or require registration under such Act) or any other law (including, without limitation, ERISA, the Code and Similar Law), and does not create a relationship that would be in violation thereof, or result in a “prohibited transaction” under Section 406 of ERISA, Section 4975 of the Code or Similar Law or require qualification of an indenture under the Trust Indenture Act.

(f) Tax Returns. Each Pass Through Trustee shall file any tax returns required to be filed by the related Pass Through Trust and the Company shall pay the Applicable Portion of any expenses relating thereto. The Company shall be responsible for the Applicable Portion of any interest or penalties related to any Pass Through Trustee’s failure to file any such tax returns required to be filed by the relevant Pass Through Trust, except to the extent that such failure is attributable to the gross negligence or willful misconduct of such Pass Through Trustee. For purposes of this Section 6.01(f), the “Applicable Portion” of any amount shall equal such amount multiplied by a fraction, the numerator of which shall be the sum of the then outstanding aggregate principal amount of the Equipment Notes held by the relevant Pass Through Trustee, and the denominator of which shall be the sum of the outstanding aggregate principal amount of all “Equipment Notes” issued under each of the “Indentures” (in each case as defined in the Intercreditor Agreement) held by such Pass Through Trustee.

Section 6.02. Certain Covenants of the Company. The Company covenants and agrees with the Loan Trustee as follows:

(a) Further Assurances. On and after the Closing, the Company will cause to be done, executed, acknowledged and delivered such further acts, conveyances and assurances as the Loan Trustee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Documents; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any rights of the Company in respect of the transactions contemplated by the Operative Documents.

(b) Filing and Recordation of the Indenture; Registration of International Interests. The Company, at its own expense, will cause the Indenture (with the Indenture Supplement covering the Aircraft attached) to be promptly filed and recorded, or filed for recording, with the FAA to the extent permitted under the Transportation Code and the rules and regulations of the FAA thereunder. In addition, on or prior to the Closing Date, the Company will cause the registration of the International Interests (or Prospective International Interests) created under the Indenture (as supplemented by the Indenture Supplement with respect to the Aircraft) to be effected on the International Registry in accordance with the Cape Town Treaty, and shall, as and to the extent applicable, consent to such registration upon the issuance of a request for such consent by the International Registry.

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(c) Maintenance of Filings. The Company, at its expense, will take, or cause to be taken, such action with respect to the due and timely recording, filing, re-recording and refiling of the Indenture and any financing statements and any continuation statements or other instruments as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Indenture or will furnish the Loan Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable the Loan Trustee to take such action. In addition, the Company will pay any and all recording, stamp and other similar taxes payable in the United States, and in any other jurisdiction where the Aircraft is registered, in connection with the execution, delivery, recording, filing, re-recording and refiling of the Indenture or any such financing statements or other instruments. The Company will notify the Loan Trustee of any change in its jurisdiction of organization (as such term is used in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware) promptly after making such change or in any event within the period of time necessary under applicable law to prevent the lapse of perfection (absent refiling) of financing statements filed under the Operative Documents.

(d) Maintenance of Corporate Existence. The Company shall at all times maintain its corporate existence except as permitted by Section 6.02(e).

(e) Merger; Consolidation; Transfer of Substantially All Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease substantially all of its assets as an entirety to any Person, unless:

(i) the Person formed by such consolidation or into which the Company is merged or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety shall, if and to the extent required under Section 1110 in order that the Loan Trustee shall continue to be entitled to any benefits of Section 1110 with respect to the Aircraft, be a Citizen of the United States and a Certificated Air Carrier and shall execute and deliver to the Loan Trustee an agreement containing the express assumption by such successor Person (if other than the Company) of the due and punctual performance and observance of each covenant and condition of the Operative Documents to which the Company is a party to be performed or observed by the Company;

(ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

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(iii) except in a case where the Company is the surviving Person of any merger or consolidation, the Company shall have delivered to the Loan Trustee and each Liquidity Provider a certificate signed by a Responsible Officer of the Company stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 6.02(e) and that all conditions precedent herein provided relating to such transaction have been complied with.

Upon any consolidation or merger, or any conveyance, transfer or lease of substantially all of the assets of the Company as an entirety in accordance with this Section 6.02(e), the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement and the other Operative Documents with the same effect as if such successor Person had been named as the Company herein. If the Aircraft is at the time registered with the FAA, at the time of, or promptly following, any such consolidation or merger, such Person will make such filings and recordings with the FAA pursuant to the Transportation Code and registration under the Cape Town Treaty as shall be necessary to evidence such consolidation or merger. If the Aircraft is at the time not registered with the FAA, at the time of, or promptly following, any such consolidation or merger, such Person will make such filings and recordings with the applicable aviation authority as shall be necessary to evidence such consolidation or merger, and if the Person formed by such consolidation or into which the Company is merged is located in a “Contracting State” (as such term is used in the Cape Town Treaty), at the time of, or promptly following, any such consolidation or merger, such Person will also make such registration under the Cape Town Treaty as shall be necessary to evidence such consolidation or merger.

(f) Section 1110. The Company shall, for as long as and to the extent required under Section 1110 in order that the Loan Trustee shall be entitled to any of the benefits of Section 1110 with respect to the Aircraft, remain a Certificated Air Carrier.

ARTICLE VII

MISCELLANEOUS

Section 7.01. Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices required or permitted under the terms and provisions of this Agreement shall be in English and in writing, and given by registered or certified United States mail, overnight courier service or facsimile, and any such notice shall be effective when received (or, if delivered by facsimile, upon completion of transmission and

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confirmation by the sender (by a telephone call to a representative of the recipient or by machine confirmation) that such transmission was received), and addressed as follows: (a) if to the Company, WTC, the Loan Trustee, the Subordination Agent or any Pass Through Trustee, to its respective address (including facsimile number) set forth on Schedule I, or (b) if to any subsequent Noteholder, addressed to such Noteholder at its address set forth in the Equipment Note Register maintained pursuant to Section 2.07 of the Indenture.

Any party, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications. Whenever the words “notice” or “notify” or similar words are used herein, they mean the provision of formal notice set forth in this Section 7.01.

Section 7.02. Survival of Representations, Warranties, Indemnities, Covenants and Agreements. Except as otherwise provided for herein, the representations, warranties, indemnities, covenants and agreements of the Company, WTC, the Loan Trustee, the Subordination Agent, each Pass Through Trustee and the Noteholders provided for in this Agreement, and each of their obligations hereunder, shall survive the making of the loans, any return of the Aircraft, the transfer of any interest by any Noteholder of its Equipment Note and the expiration or termination (to the extent arising out of acts or events occurring prior to such expiration) of any Operative Documents.

Section 7.03. Governing Law. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

Section 7.04. Severability. To the extent permitted by applicable law, any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 7.05. No Oral Modifications or Continuing Waivers; Consents. Subject to Section 9.03 of the Indenture, no terms or provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought; provided that no such change, waiver, discharge or termination shall be effective unless a signed copy thereof is delivered to the Loan Trustee.

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Section 7.06. Effect of Headings and Table of Contents. The headings of the various Articles and Sections herein and in the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 7.07. Successors and Assigns. All covenants, agreements, representations and warranties in this Agreement by the Company, by WTC, individually or as Loan Trustee, Subordination Agent or Pass Through Trustee, or by any Noteholder, shall bind and inure to the benefit of and be enforceable by the Company, and subject to the terms of Section 6.02(e), its successors and permitted assigns, each Pass Through Trustee and any successor or other trustee under the Pass Through Trust Agreement to which it is a party, the Subordination Agent and its successor under the Intercreditor Agreement and the Loan Trustee and its successor under the Indenture, whether so expressed or not.

Section 7.08. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement, except as provided expressly herein. The Company agrees and acknowledges that the Indemnitees that are not parties to this Agreement are third party beneficiaries of the indemnities by the Company contained in Section 4.02 and that each Liquidity Provider is a third party beneficiary of the Company’s representations and warranties in Section 4.01 and the covenant and agreement of the Company contained in Section 6.02(e), and that such Persons may rely on such indemnities, representations and warranties or covenants and agreements, as the case may be, to the same extent as if such indemnities, representations and warranties or covenants and agreements were made to such Indemnitees or such Liquidity Provider, as the case may be, directly. WTC, generally, and each of the Loan Trustee, the Subordination Agent and each Pass Through Trustee of each Pass Through Trust in existence as of the Closing Date, insofar as relating to each such Person, agrees and acknowledges that each Liquidity Provider is a third party beneficiary of the representations and warranties set forth in Section 5.01, and that such Liquidity Provider may rely on such representations and warranties to the same extent as if such representations and warranties were made to such Liquidity Provider directly.

Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts (and each of the parties hereto shall not be required to execute the same counterpart). Each counterpart of this Agreement including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Agreement, but all of such counterparts shall together constitute one instrument.

Section 7.10. Submission to Jurisdiction. Each of the parties hereto, to the extent it may do so under applicable law, for purposes hereof and of all other Operative Documents hereby (a) irrevocably submits itself to the non-exclusive jurisdiction of the

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[Reg. No.]

courts of the State of New York sitting in the City of New York and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto or thereto, or their successors or permitted assigns and (b) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

Section 7.11. No Petition. Each of the Company, the Loan Trustee, each Pass Through Trustee, the Subordination Agent and any other Noteholder covenants that (i) until one year and one day after the Series A Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class A Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class A Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class A Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class A Pass Through Trust, (ii) until one year and one day after the Series B Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the Class B Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against the Class B Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Class B Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Class B Pass Through Trust and (iii) if any Additional Series Equipment Notes of any series shall have been issued, until one year and one day after such Additional Series Equipment Notes have been paid in full, it shall not acquiesce, petition or otherwise invoke or cause or join in invoking or causing the related Additional Series Pass Through Trust or any other Person to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or not) against such Additional Series Pass Through Trust under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Additional Series Pass Through Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of such Additional Series Pass Through Trust.

Section 7.12. Section 1110. It is the intention of each of the Company, the Noteholders (such intention being evidenced by each of their acceptance of an Equipment

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Note), the Loan Trustee and the other parties hereto that the security interest created by the Indenture, to the fullest extent available under applicable law, entitles the Loan Trustee, on behalf of the Noteholders, to all of the benefits of Section 1110 with respect to the Aircraft, Airframe, Engines and Parts.

Section 7.13. No Waiver. To the extent permitted by applicable law, no failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. To the extent permitted by applicable law, no notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further notice, in any circumstances without notice or demand.

Section 7.14. Further Assurances. Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, including, without limitation, making or consenting to registrations (or discharges thereof, as appropriate) with respect to the Indenture on the International Registry and appointing Daugherty, Fowler, Peregrin, Haught & Jenson, a Professional Corporation, as its “professional user entity” (as defined in the Cape Town Treaty) to make or consent to any registrations (or discharges thereof, as appropriate) on the International Registry with respect to the Airframe or any Engine, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm to such other party the rights and benefits to be provided under this Agreement, the other Operative Documents and the Pass Through Documents.

[Signature Pages Follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

AMERICAN AIRLINES, INC.

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Pass Through Trustee under each of the Pass Through Trust Agreements

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Subordination Agent

By:
Name:
Title:

WILMINGTON TRUST COMPANY, as Loan Trustee

By:
Name: Title:

[Signature Page to Participation Agreement 2015-1 EETC]

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[Reg. No.]

WILMINGTON TRUST COMPANY,
in its individual capacity solely as expressly set forth herein

By:
Name:
Title:

[Signature Page to Participation Agreement 2015-1 EETC]

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[Reg. No.]

SCHEDULE I to

PARTICIPATION AGREEMENT

CERTAIN TERMS

Aircraft Model:	[Model]

U.S. Registration Number:	[Reg. No.]

Manufacturer’s Serial Number:	[msn]

Purchase Agreement:	“Purchase Agreement” means [Purchase Agreement No. 1977, dated October 31, 1997, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between The Boeing Company and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms][8] [Purchase Agreement No. 1980, dated October 31, 1997, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between The Boeing Company and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms][9] [Purchase Agreement No. 3219, dated February 1, 2013, which incorporates by reference the Aircraft General Terms Agreement (AGTA-AAL), dated as of October 31, 1997, between The Boeing Company and the Company, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms][10] [the A320 Family Aircraft

[8]	To be inserted for Boeing 737-800.
[9]	To be inserted for Boeing 777-300ER aircraft.
[10]	To be inserted for Boeing 787-8 aircraft.

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Purchase Agreement, dated as of July 20, 2011, by and
between American Airlines, Inc. and Airbus S.A.S., as
amended, supplemented or otherwise modified from time
to time in accordance with its terms][11] [Purchase
Agreement COM0456-13 dated December 12, 2013,
between the Company and Embraer S.A., as the same may
be amended, supplemented or otherwise modified from
time to time in accordance with its terms] [12].

Warranty Rights:	“Warranty Rights” means [all right and interest of the Company in, to and under Parts 1, 2, 3, 4 and 6 of the Product Assurance Document (as defined in the Purchase Agreement), but only to the extent the same relate to continuing rights of the Company in respect of any warranty or indemnity, express or implied, pursuant to the Product Assurance Document with respect to the Airframe, it being understood that the Warranty Rights exclude any and all other right, title and interest of the Company in, to and under the Purchase Agreement and that the Warranty Rights and the grant of a security interest therein are subject to the terms of the Manufacturer’s Consent][13] [all right and interest of the Company in to and under the warranty rights given by the Manufacturer in respect of the Airframe to the Company pursuant to clause 12 (Warranties and Service Life Policy) and clause 13 (Trade Secret, Patent and Copyright Indemnity) of the Purchase Agreement, including all

[11]	To be inserted for Airbus A319 aircraft.
[12]	To be inserted for Embraer ERJ 175 LR aircraft.
[13]	To be inserted for Boeing 737-800, 777-300ER and 787-8 aircraft.

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post-delivery rights in respect thereof insofar as they relate to the Airframe, in each case, as are specifically set forth in the Manufacturer Consent and as are and remain available on
the date hereof, it being understood that the Warranty Rights exclude any and all other right, title and interest of the
Company, in, to and under the Purchase Agreement and that
the Warranty Rights and the grant of a security interest
therein are subject to the terms of the Manufacturer’s
Consent][14] [all right and interest of the Company in, to and under the warranty rights given by the Manufacturer in
respect of the warranties and agreements of Manufacturer
under the Purchase Agreement identified in Exhibit 1 to the
Manufacturer’s Consent with respect to the Aircraft, it being understood that the Warranty Rights exclude any and all
other right, title and interest of the Company in, to and under the Purchase Agreement and that the Warranty Rights and
the grant of a security interest therein are subject to the terms of the Manufacturer’s Consent][15].

[14]	To be inserted for Airbus A319 aircraft.
[15]	To be inserted for Embraer ERJ 175 LR aircraft.

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Addresses for Notices and Account Details

The Company: American Airlines, Inc.

American Airlines, Inc.

4333 Amon Carter Boulevard

Mail Drop 5662

Fort Worth, Texas 76155

Reference: American Airlines

2015-1 EETC

Attention: Treasurer

Telephone: (817) 963-1234

Facsimile: (817) 967-4318

Bank: JPMorgan Chase ABA No.: 021000021 Account No.: 910-1-019884 For credit to American Airlines Reference: American Airlines 2015-1 EETC

WTC: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: Adam Vogelsong Reference: American Airlines 2015-1 EETC Telephone: (302) 636-6472 Facsimile: (302) 636-4149	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: 031-100092 Account No.: 012759-000 Attention: Corporate Trust Administration Reference: American Airlines 2015-1 EETC

Loan Trustee: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: Adam Vogelsong Reference: American Airlines 2015-1 EETC Telephone: (302) 636-6472 Facsimile: (302) 636-4149	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: 031-100092 Account No.: 012759-000 Attention: Corporate Trust Administration Reference: American Airlines 2015-1 EETC

Pass Through Trustee: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890 Attention: Adam Vogelsong Reference: American Airlines 2015-1 EETC Telephone: (302) 636-6472 Facsimile: (302) 636-4149	Bank: Wilmington Trust Company Wilmington, Delaware ABA No.: 031-100092 Account No.: 111544-000 Attention: Corporate Trust Administration Reference: American Airlines 2015-1 EETC

Subordination Agent: Wilmington Trust Company	Wilmington Trust Company 1100 North Market Street Wilmington, Delaware 19890	Bank: Wilmington Trust Company Wilmington, Delaware
	Attention: Adam Vogelsong Reference: American Airlines 2015-1 EETC Telephone: (302) 636-6472 Facsimile: (302) 636-4149	ABA No.: 031-100092 Account No.: 111534-000 Attention: Corporate Trust Administration Reference: American Airlines 2015-1 EETC

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SCHEDULE II to

PARTICIPATION AGREEMENT

EQUIPMENT NOTES,

PURCHASERS AND ORIGINAL PRINCIPAL AMOUNTS

Purchaser	Description of Equipment Notes	Maturity	Interest Rate	Original Principal Amount[16]
American Airlines Pass Through Trust 2015-1A	Series 2015-1A [Reg. No.] Equipment Note[s]	May 1, 2027	3.375%	$	[—]

American Airlines Pass Through Trust 2015-1B	Series 2015-1B [Reg. No.] Equipment Note[s]	May 1, 2023	3.700%	$	[—]

[16]	For each Series, to insert the amount set forth for such Series in the line captioned “At Issuance” in the “Equipment Note Ending Balance” column for such Series relating to the relevant aircraft in Appendix V to the Prospectus Supplement relating to American Airlines Pass Through Certificate, Series 2015-1.

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SCHEDULE III to

PARTICIPATION AGREEMENT

TRUST SUPPLEMENTS

Trust Supplement No. 2015-1A, dated as of the Issuance Date, among the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2015-1A.

Trust Supplement No. 2015-1B, dated as of the Issuance Date, between the Company and the Pass Through Trustee in respect of American Airlines Pass Through Trust 2015-1B.

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EXHIBIT A to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE COMPANY

[Attached.]

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[Reg. No.]

EXHIBIT B to

PARTICIPATION AGREEMENT

FORM OF OPINION OF

SPECIAL COUNSEL FOR THE LOAN TRUSTEE, THE PASS THROUGH

TRUSTEES, THE SUBORDINATION AGENT AND WTC

[Attached.]

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[Reg. No.]

EXHIBIT C to

PARTICIPATION AGREEMENT

FORM OF OPINION OF SPECIAL FAA COUNSEL

[Attached.]

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(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

EXHIBIT D to

PARTICIPATION AGREEMENT

FORM OF MANUFACTURER’S CONSENT

[Attached.]

Participation Agreement

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

EXHIBIT E to

PARTICIPATION AGREEMENT

[FORM OF OPINION OF SPECIAL FRENCH COUNSEL

FOR THE COMPANY]17

[Attached.]

[17]	Include in the case of Airbus aircraft.

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[Reg. No.]

EXHIBIT F to

PARTICIPATION AGREEMENT

FORM OF OPINION OF REGULATORY COUNSEL

Participation Agreement

(American Airlines 20 15-1 Aircraft EETC)

[Reg. No.]

EXHIBIT G to

PARTICIPATION AGREEMENT

[FORM OF FRENCH PLEDGE AGREEMENT]18

[18]	Include in the case of Airbus aircraft.

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EXHIBIT H to

PARTICIPATION AGREEMENT

FORM OF OPINION OF DELAWARE COUNSEL FOR THE COMPANY

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[Reg. No.]

FINAL FORM

[Reg. No.]

ANNEX A to

Participation Agreement and

Indenture and Security Agreement

DEFINITIONS

“Additional Series” or “Additional Series Equipment Notes” means Equipment Notes issued under the Indenture and designated as a series (other than “Series A” or “Series B”) thereunder, if any, in the principal amounts and maturities and bearing interest as specified in Schedule I to the Indenture amended at the time of original issuance of such Additional Series under the heading for such series.

“Additional Series Pass Through Certificates” means the pass through certificates, if any, issued by any Additional Series Pass Through Trust (including, without limitation, any “Refinancing Certificates” (as such term is defined in the Intercreditor Agreement”) issued by a “Refinancing Trust” described in clause (ii) of the definition of “Additional Series Pass Through Trust”).

“Additional Series Pass Through Trust” means (i) initially, a grantor trust, if any, created pursuant to the applicable Pass Through Trust Agreement to facilitate the issuance and sale of pass through certificates in connection with the initial issuance of any Additional Series Equipment Notes and (ii) any “Refinancing Trust” (as such term is defined in the Intercreditor Agreement) created in connection with any subsequent redemption of such Additional Series Equipment Notes and issuance of new Additional Series Equipment Notes.

“Additional Series Pass Through Trust Agreement” means a Trust Supplement entered into in connection with the creation of an Additional Series Pass Through Trust, together with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Additional Series Pass Through Trustee” means, with respect to any Additional Series Pass Through Trust, the trustee under the Additional Series Pass Through Trust Agreement for such Additional Series Pass Through Trust, in its capacity as pass through trustee thereunder.

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities or by contract or otherwise. In no event shall WTC be deemed to be an Affiliate of the Loan Trustee or vice versa.

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[Reg. No.]

“After-Tax Basis” means that indemnity and compensation payments required to be made on such basis will be supplemented by the Person paying the base amount by that amount which, when added to such base amount, and after deduction of all Federal, state, local and foreign Taxes required to be paid by or on behalf of the payee with respect of the receipt or realization of the base amount and any such supplemental amounts, and after consideration of any current tax savings of such payee resulting by way of any deduction, credit or other tax benefit actually and currently realized that is attributable to such base amount or Tax, shall net such payee the full amount of such base amount.

“Agreement” and “Participation Agreement” mean that certain Participation Agreement ([Reg. No.]), dated on or before the Closing Date, among the Company, WTC, the Pass Through Trustee under each Pass Through Trust Agreement in effect as of the date of execution and delivery of such Participation Agreement, the Subordination Agent and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Aircraft” means the Airframe (or any Substitute Airframe or Replacement Airframe substituted therefor pursuant to Section 7.04 or Section 7.05, respectively, of the Indenture) together with the two Engines described in the Indenture Supplement originally executed and delivered under the Indenture (or any Replacement Engine that may from time to time be substituted for any of such Engines pursuant to Section 7.04 or Section 7.05 of the Indenture), whether or not any of such initial or substituted Engines may from time to time be installed on such Airframe or installed on any other airframe or on any other aircraft. The term “Aircraft” shall include any Replacement Aircraft.

“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Aircraft Protocol with respect to that country, the Aircraft Protocol as in effect in such country, unless otherwise indicated).

“Airframe” means (a) the [Boeing] [Airbus] [Embraer] [Model] (generic model [Generic Model]) aircraft further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture (except (i) the Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (ii) items installed or incorporated in or attached to such aircraft from time to

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

time that are excluded from the definition of Parts by clauses (b), (c) and (d) thereof) and (b) any and all related Parts. The term “Airframe” shall include any Substitute Airframe or Replacement Airframe that may from time to time be substituted for the Airframe pursuant to Section 7.04 or Section 7.05, respectively, of the Indenture. At such time as a Substitute Airframe or Replacement Airframe shall be so substituted and the Airframe for which such substitution is made shall be released from the Lien of the Indenture, such replaced Airframe shall cease to be an Airframe under the Indenture.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 United States Code §§101 et seq., as amended from time to time, or any successor statutes thereto.

“Basic Pass Through Trust Agreement” means that certain Pass Through Trust Agreement, dated as of September 16, 2014, between the Company and WTC, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms (but does not include any Trust Supplement).

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in New York, New York, Fort Worth, Texas, Wilmington, Delaware or, if different from the foregoing, the city and state in which the Loan Trustee, any Pass Through Trustee or the Subordination Agent maintains its Corporate Trust Office or receives and disburses funds.

“Cape Town Convention” means the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements, and revisions thereto (and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Convention with respect to that country, the Cape Town Convention as in effect in such country, unless otherwise indicated).

“Cape Town Treaty” means, collectively, the official English language text of (a) the Convention on International Interests in Mobile Equipment, and (b) the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment, in each case adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and from and after the effective date of the Cape Town Treaty in the relevant country, means when referring to the Cape Town Treaty with respect to that country, the Cape Town Treaty as in effect in such country, unless otherwise indicated, and (c) all rules and regulations adopted pursuant thereto and, in the case of each of the foregoing described in clauses (a) through (c), all amendments, supplements, and revisions thereto.

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(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Certificated Air Carrier” means an air carrier holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of Section 1110.

“Citizen of the United States” has the meaning specified for such term in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States enacted in substitution or replacement therefor.

“Claim” has the meaning specified in Section 4.02(a) of the Participation Agreement.

“Class A Certificates” means Pass Through Certificates issued by the Class A Pass Through Trust.

“Class A Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class A Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class A Pass Through Trust” means the American Airlines Pass Through Trust 2015-1A created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2015-1A, dated as of the Issuance Date, between the Company and WTC, as Class A Trustee.

“Class A Trustee” means the trustee for the Class A Pass Through Trust.

“Class B Certificates” means Pass Through Certificates issued by the Class B Pass Through Trust.

“Class B Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Class B Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Class B Pass Through Trust” means the American Airlines Pass Through Trust 2015-1B created pursuant to the Basic Pass Through Trust Agreement, as supplemented by Trust Supplement No. 2015-1B, dated as of the Issuance Date, between the Company, and WTC, as Class B Trustee.

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(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Class B Trustee” means the trustee for the Class B Pass Through Trust.

“Closing” has the meaning specified in Section 2.03 of the Participation Agreement.

“Closing Date” means the date of the closing of the transaction contemplated by the Operative Documents.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning specified in the granting clause of the Indenture.

“Company” means American Airlines, Inc., and its successors and permitted assigns.

“Compulsory Acquisition” means requisition of title or other compulsory acquisition, capture, seizure, deprivation, confiscation or detention for any reason of the Aircraft, the Airframe or any Engine by any government that results in the loss of title or use of the Aircraft, the Airframe or any Engine by the Company (or any Permitted Lessee) for a period in excess of 180 consecutive days, but shall exclude requisition for use not involving requisition of title.

“Confidential Information” has the meaning specified in Section 10.16 of the Indenture.

“Controlling Party” has the meaning specified in Section 2.06 of the Intercreditor Agreement.

“Corporate Trust Office” has the meaning specified in Section 1.01 of the Intercreditor Agreement.

“CRAF Program” means the Civil Reserve Air Fleet Program authorized under 10 U.S.C. Section 9511 et seq. or any similar or substitute program under the laws of the United States.

“Debt Rate” means, with respect to any Series of Equipment Notes, (i) the rate per annum specified for the applicable Series as such in Schedule I to the Indenture (as, in the case of any Additional Series Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance), and (ii) for any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Past Due Rate.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Defaulted Operative Indenture” means any Operative Indenture (the terms “Event of Default”, “Equipment Notes” and “Payment Default” used in this definition have the meanings specified therefor in such Operative Indenture) with respect to which (i) a Payment Default has occurred and is continuing or an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing or (ii) an Event of Default other than an Event of Default described in Section 4.01(a) of such Operative Indenture has occurred and is continuing and, in any such case, either (x) the Equipment Notes issued thereunder have been accelerated and such acceleration has not been rescinded and annulled in accordance therewith or (y) the loan trustee under such Operative Indenture has given the Company a notice of its intention to exercise one or more of the remedies specified in Section 4.02(a) of such Operative Indenture; provided that in the event of a bankruptcy proceeding under the Bankruptcy Code under which the Company is a debtor, if and so long as the trustee or the debtor agrees to perform and performs all obligations of the Company under such Operative Indenture and the Equipment Notes issued thereunder in accordance with Section 1110(a)(2) of the Bankruptcy Code and cures defaults under such Operative Indentures and Equipment Notes to the extent required by Section 1110(a)(2) of the Bankruptcy Code, such Operative Indenture shall not be a Defaulted Operative Indenture.

“Department of Transportation” means the United States Department of Transportation and any agency or instrumentality of the United States government succeeding to its functions.

“Deposit Agreement” means, subject to Section 5(f) of the Note Purchase Agreement, each of the two Deposit Agreements, dated as of the Issuance Date, between the Escrow Agent and the Depositary, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of Company, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by the Company.

“Depositary” means, subject to Section 5(f) of the Note Purchase Agreement, Credit Agricole Corporate and Investment Bank, acting through its New York Branch, as Depositary under each Deposit Agreement.

“Direction” has the meaning specified in Section 2.16 of the Indenture.

“Dollars” and “$” mean the lawful currency of the United States.

“EASA” means the European Aviation Safety Agency of the European Union and any successor agency.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Eligible Account” means an account established by and with an Eligible Institution at the request of the Loan Trustee, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a “securities account” (as defined in Section 8-501(a) of the NY UCC), (b) such institution is a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a “financial asset” (as defined in Section 8-102(a)(9) of the NY UCC), (d) the Loan Trustee shall be the “entitlement holder” (as defined in Section 8-102(a)(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Loan Trustee to the exclusion of the Company, (f) it will waive or subordinate in favor of the Loan Trustee all claims (including, without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the “securities intermediary jurisdiction” (under Section 8-110(e) of the NY UCC) shall be the State of New York.

“Eligible Institution” means the corporate trust department of (a) WTC or any other Person that becomes a successor Loan Trustee under the Indenture, in each case, acting solely in its capacity as a “securities intermediary” (as defined in Section 8-102(a)(14) of the NY UCC), or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any United States branch of a foreign bank), which has a Long-Term Rating of at least A (or its equivalent) from Fitch and A (or its equivalent) from S&P.

“Engine” means (a) each of the two [Engine Manufacturer and Model] engines (generic manufacturer and model [Generic Manufacturer and Model]) listed by manufacturer’s serial number and further described in Annex A to the Indenture Supplement originally executed and delivered under the Indenture, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and (b) any Replacement Engine that may from time to time be substituted for an Engine pursuant to Section 7.04 or 7.05 of the Indenture; together in each case with any and all related Parts, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts. At such time as a Replacement Engine shall be so substituted and the Engine for which substitution is made shall be released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine under the Indenture.

“Equipment Note” means and includes any equipment notes issued under the Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Indenture) and any Equipment Note issued in exchange therefor or replacement thereof pursuant to Section 2.07 or 2.08 of the Indenture.

“Equipment Note Register” has the meaning specified in Section 2.07 of the Indenture.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Equipment Note Registrar” has the meaning specified in Section 2.07 of the Indenture.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

“Escrow Agent” means Wilmington Trust, National Association, a national banking association, as escrow agent under each Escrow Agreement, or any successor agent thereto.

“Escrow Agreement” means each of the two Escrow and Paying Agent Agreements, dated as of the Issuance Date, among the Escrow Agent, the Paying Agent and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the Underwriters, and one of the Pass Through Trustees, which relate to the Class A Pass Through Trust or the Class B Pass Through Trust, respectively; provided that, for purposes of any obligation of the Company, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by the Company.

“Event of Default” has the meaning specified in Section 4.01 of the Indenture.

“Event of Loss” means, with respect to the Aircraft, Airframe or any Engine, any of the following events with respect to such property:

(a) the loss of such property or of the use thereof due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

(b) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, a compromised total loss or a constructive total loss;

(c) the theft, hijacking or disappearance of such property for a period in excess of 180 consecutive days;

(d) the requisition for use of such property by any government (other than a requisition for use by a Government or the government of the country of registry of the Aircraft) that shall have resulted in the loss of possession of such property by the Company (or any Permitted Lessee) for a period in excess of 12 consecutive months;

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

(e) the operation or location of the Aircraft, while under requisition for use by any government, in any area excluded from coverage by any insurance policy in effect with respect to the Aircraft required by the terms of Section 7.06 of the Indenture, unless the Company shall have obtained indemnity or insurance in lieu thereof from such government;

(f) any Compulsory Acquisition;

(g) as a result of any law, rule, regulation, order or other action by the FAA or other government of the country of registry, the use of the Aircraft or Airframe in the normal business of air transportation shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of 18 consecutive months, unless the Company shall be diligently carrying forward all steps that are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of three consecutive years; and

(h) with respect to an Engine only, any divestiture of title to or interest in an Engine or any event with respect to an Engine that is deemed to be an Event of Loss with respect to such Engine pursuant to Section 7.02(a)(vii) or Section 7.05(e) of the Indenture.

An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe unless the Company elects to substitute a Replacement Airframe pursuant to Section 7.05(a)(i) of the Indenture.

“FAA” means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

“FAA Bill of Sale” means [the bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA), executed by the Manufacturer in favor of the Company and recorded with the FAA]1 [, collectively, (a) the bill of sale for the Aircraft on AC Form 8050-2, executed by the Manufacturer in favor of Boeing Sales Corporation and recorded with the FAA and (b) the bill of sale for the Aircraft on AC Form 8050-2, executed by Boeing Sales Corporation in favor of the Company and recorded with the FAA].2

“Federal Funds Rate” means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the weighted average of

[1]	To be inserted for Airbus and Embraer aircraft.
[2]	To be inserted for Boeing aircraft.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by WTC from three Federal funds brokers of recognized standing selected by it.

“Fitch” means Fitch Ratings Inc.

[“French Pledge Agreement” means the French Pledge Agreement, dated as of the Closing Date, substantially in the form of Exhibit G to the Participation Agreement.]3

“Government” means the government of any of Canada, France, Germany, Japan, The Netherlands, Sweden, Switzerland, the United Kingdom or the United States and any instrumentality or agency thereof.

“Indemnitee” has the meaning specified in Section 4.02(b) of the Participation Agreement.

“Indenture” means that certain Indenture and Security Agreement ([Reg. No.]), dated as of the Closing Date, between the Company and the Loan Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including supplementation by an Indenture Supplement pursuant to the Indenture.

“Indenture Indemnitee” means (i) the Loan Trustee, (ii) WTC, (iii) each separate or successor or additional trustee appointed pursuant to Section 8.02 of the Indenture, (iv) so long as it holds any Equipment Notes as agent and trustee of any Pass Through Trustee, the Subordination Agent, (v) each Liquidity Provider, (vi) so long as it is the holder of any Equipment Notes, each Pass Through Trustee, (vii) the Paying Agent, (viii) the Escrow Agent, and (ix) any of their respective successors and permitted assigns in such capacities, directors, officers, employees, agents and servants. No holder of a Pass Through Certificate in its capacity as such shall be an Indenture Indemnitee.

“Indenture Supplement” means a supplement to the Indenture, substantially in the form of Exhibit A to the Indenture, which shall particularly describe the Aircraft, and any Substitute Airframe, Replacement Airframe and/or Replacement Engine included in the property subject to the Lien of the Indenture.

[3]	To be inserted for Airbus aircraft.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issuance Date, among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligations of the Company, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by the Company.

“Interests” has the meaning specified in Section 7.06(a) of the Indenture.

“International Interest” has the meaning ascribed to the defined term “international interest” under the Cape Town Treaty.

“International Registry” means the international registry established pursuant to the Cape Town Treaty.

“Issuance Date” means March 16, 2015.

“JAA” means the Joint Aviation Authorities and any successor authority.

“Lease” means any lease permitted by the terms of Section 7.02(a) of the Indenture.

“Lien” means any mortgage, pledge, lien, encumbrance, lease, sublease, sub-sublease or security interest.

“Liquidity Facilities” means, collectively, the Class A Liquidity Facility and the Class B Liquidity Facility.

“Liquidity Providers” means, collectively, the Class A Liquidity Provider and the Class B Liquidity Provider.

“Loan Amount” has the meaning specified in Section 7.06(b) of the Indenture.

“Loan Trustee” has the meaning specified in the introductory paragraph of the Indenture.

“Loan Trustee Liens” means any Lien attributable to WTC or the Loan Trustee with respect to the Aircraft, any interest therein or any other portion of the Collateral arising as a result of (i) claims against WTC or the Loan Trustee not related to its interest in the Aircraft or the administration of the Collateral pursuant to the Indenture, (ii) acts of WTC or the Loan Trustee not permitted by, or the failure of WTC or the Loan Trustee to take any action required by, the Operative Documents or the Pass Through Documents,

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

(iii) claims against WTC or the Loan Trustee relating to Taxes or Claims that are excluded from the indemnification provided by Section 4.02 of the Participation Agreement pursuant to said Section 4.02 or (iv) claims against WTC or the Loan Trustee arising out of the transfer by any such party of all or any portion of its interest in the Aircraft, the Collateral, the Operative Documents or the Pass Through Documents, except while an Event of Default is continuing and prior to the time that the Loan Trustee has received all amounts due to it pursuant to the Indenture.

“Long-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Loss Payment Date” has the meaning specified in Section 7.05(a) of the Indenture.

“Majority in Interest of Noteholders” means, as of a particular date of determination and subject to Section 2.16 of the Indenture, the holders of at least a majority in aggregate unpaid principal amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by the Company or any Affiliate thereof, it being understood that a Pass Through Trustee shall be considered an Affiliate of the Company as long as more than 50% in the aggregate face amount of Pass Through Certificates issued by the corresponding Pass Through Trust are held by the Company or an Affiliate of the Company or a Pass Through Trustee is otherwise under the control of the Company or such Affiliate of the Company (unless all Equipment Notes then outstanding are held by the Company or any Affiliate thereof, including the Pass Through Trustees which are considered Affiliates of the Company pursuant hereto)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder, any Noteholder of an Equipment Note or Equipment Notes may allocate, in such Noteholder’s sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

“Make–Whole Amount” means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by the Company (and, following the occurrence and during the continuance of an Event of Default, reasonably acceptable to the Loan Trustee)), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Equipment Note computed by discounting each such payment on a semiannual basis from its respective Payment Date (assuming a 360-day year of twelve 30 day months) using a discount rate equal to the Treasury Yield plus the Make-Whole Spread exceeds (ii) the outstanding principal amount of such Equipment Note plus accrued but unpaid interest thereon to the date of redemption. For purposes of determining the Make-Whole Amount, “Treasury Yield” means, at the date of determination, the interest rate (expressed as a semiannual equivalent and as a decimal rounded to the number of decimal

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

places as appears in the Debt Rate of such Equipment Note and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average constant maturity, non-inflation-indexed series yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as reported in the most recent H.15(519) or, if a weekly average constant maturity, non-inflation-indexed series yield to maturity for United States Treasury securities maturing on the Average Life Date is reported in the most recent H.15(519), such weekly average yield to maturity as reported in such H.15(519). “H.15(519)” means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the “most recent H.15(519)” means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. “Average Life Date” means, for each Equipment Note to be redeemed, the date which follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Equipment Note. “Remaining Weighted Average Life” of an Equipment Note, at the redemption date of such Equipment Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Equipment Note, by (B) the number of days from and including the redemption date to but excluding the scheduled Payment Date of such principal installment by (ii) the then unpaid principal amount of such Equipment Note.

“Make-Whole Spread” means, with respect to any Series of Equipment Notes, the percentage specified for the applicable Series as such in Schedule I to the Indenture, as, in the case of any Additional Series of Equipment Notes issued after the Closing Date, such Schedule I may be amended in connection with such issuance.

“Manufacturer” means [The Boeing Company, a Delaware corporation, and its successors and assigns]4 [Airbus S.A.S., a société par actions simplifiée organized and existing under the laws of the Republic of France]5 [Embraer S.A., a company organized under the laws of Brazil, and its successors and assigns]6.

[4]	Include in the case of Boeing aircraft.
[5]	Include in the case of Airbus aircraft.
[6]	To be inserted for Embraer aircraft.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Manufacturer’s Consent” means the [Manufacturer’s Consent and Agreement to Assignment of Warranties, dated as of the Closing Date, substantially in the form of Exhibit D to the Participation Agreement]7 [each of (i) the Manufacturer Consent and Agreement to Assignment of Warranties and (ii) the Manufacturer Consent and Agreement Relating to the French Pledge Agreement, in each case, attached as Exhibit D to the Participation Agreement]8.

“MCMV” has the meaning specified in Section 7.04(e) of the Indenture.

“Noteholder” means any Person in whose name an Equipment Note is registered on the Equipment Note Register (including, for so long as it is the registered holder of any Equipment Notes, the Subordination Agent on behalf of the Pass Through Trustees pursuant to the provisions of the Intercreditor Agreement).

“Noteholder Liens” means any Lien attributable to any Noteholder on or against the Aircraft, any interest therein or any other portion of the Collateral, arising out of any claim against such Noteholder that is not related to the Operative Documents or Pass Through Documents, or out of any act or omission of such Noteholder that is not related to the transactions contemplated by, or that constitutes a breach by such Noteholder of its obligations under, the Operative Documents or the Pass Through Documents.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of the Issuance Date, among the Company, the Subordination Agent, the Escrow Agent, the Paying Agent, and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of certain equipment notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“NY UCC” means UCC as in effect in the State of New York.

[7]	To be inserted for Boeing and Embraer aircraft.
[8]	To be inserted for Airbus aircraft.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Operative Documents” means, collectively, the Participation Agreement, the Indenture, each Indenture Supplement, the Manufacturer’s Consent and the Equipment Notes.

“Operative Indentures” means, as of any date, each “Indenture” (as such term is defined in the Note Purchase Agreement), including the Indenture, whether or not any other “Indenture” shall have been entered into before or after the date of the Indenture, but only if as of such date all “Equipment Notes” (as defined in each such “Indenture”) are held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in each such “Indenture”.

“Other Party Liens” means any Lien attributable to any Pass Through Trustee (other than in its capacity as Noteholder), the Subordination Agent (other than in its capacity as Noteholder) or any Liquidity Provider on or against the Aircraft, any interest therein, or any other portion of the Collateral arising out of any claim against such party that is not related to the Operative Documents or the Pass Through Documents, or out of any act or omission of such party that is not related to the transactions contemplated by, or that constitutes a breach by such party of its obligations under, the Operative Documents or the Pass Through Documents.

“Participation Agreement” has the meaning set forth under the definition of “Agreement”.

“Parts” means any and all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than (a) complete Engines or engines, (b) any items leased or financed (other than pursuant to the Indenture) by the Company or any Permitted Lessee, (c) Passenger Convenience Equipment, (d) cargo containers and (e) components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications or electronic entertainment to passengers aboard the Aircraft) so long as the same shall be incorporated or installed in or attached to the Airframe or any Engine or so long as the same shall be subject to the Lien of the Indenture in accordance with the terms of Section 7.04 thereof after removal from the Airframe or any such Engine unless, in each case, the Lien of the Indenture shall not be applicable thereto in accordance with the terms of Section 7.04 of the Indenture.

“Pass Through Certificates” means the pass through certificates issued by any Pass Through Trust (and any other pass through certificates for which such pass through certificates may be exchanged).

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Pass Through Documents” means each Pass Through Trust Agreement, the Note Purchase Agreement, each Escrow Agreement, each Deposit Agreement, the Intercreditor Agreement and each Liquidity Facility.

“Pass Through Trust” means each of the two separate grantor trusts that have been or will be created pursuant to the Pass Through Trust Agreements to facilitate certain of the transactions contemplated by the Operative Documents.

“Pass Through Trust Agreement” means each of the two separate Trust Supplements relating to the Pass Through Trusts, together in each case with the Basic Pass Through Trust Agreement, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Pass Through Trustee” means the trustee under each Pass Through Trust Agreement, together with any successor in interest and any successor or other trustee appointed as provided in such Pass Through Trust Agreement.

“Passenger Convenience Equipment” means components or systems installed on or affixed to the Airframe that are used to provide individual telecommunications services or entertainment services to passengers aboard the Aircraft.

“Past Due Rate” means the lesser of (a) with respect to (i) any payment made to a Noteholder under any Series of Equipment Notes, the Debt Rate then applicable to such Series plus 1% and (ii) any other payment made under any Operative Document to any other Person, the Debt Rate plus 1% (computed on the basis of a year of 360 days comprised of twelve 30-day months) and (b) the maximum rate permitted by applicable law.

“Paying Agent” means WTC, as paying agent under each Escrow Agreement, and any successor agent thereto.

“Payment Date” means, for any Equipment Note, each May 1 and November 1, commencing with [                    ].

“Payment Default” means the occurrence of an event that would give rise to an Event of Default under Section 4.01(a) of the Indenture upon the giving of notice or the passing of time or both.

“Permitted Investments” means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers’ acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better issued by Fitch or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a Short-Term Rating assigned to such commercial paper by either Fitch or S&P (or, if neither such organization then rates such commercial paper, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g), (h) or (j) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers’ acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a Long-Term Rating of A, its equivalent or better issued by Fitch or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (h) Dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a Long-Term Rating of A, its equivalent or better issued by Fitch or S&P (or, if neither such organization then rates such institutions, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, that, at the time of their purchase, such obligations have a Long-Term Rating of A, its equivalent or better issued by Fitch or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (1) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, have a Long-Term Rating of A, its equivalent or better issued by Fitch or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States); (m) mortgage backed securities (i) guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or having a Long-Term Rating of AAA, its equivalent or better issued by Fitch or S&P (or, if neither

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee and (ii) having an average life not to exceed one year as determined by standard industry pricing practices presently in effect; (n) asset-backed securities having a Long-Term Rating of A, its equivalent or better issued by Fitch or S&P (or, if neither such organization then rates such obligations, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Loan Trustee; and (o) such other investments approved in writing by the Loan Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. The bank acting as the Pass Through Trustee or the Loan Trustee is hereby authorized, in making or disposing of any investment described herein, to deal with itself (in its individual capacity) or with any one or more of its affiliates, whether it or such affiliate is acting as an agent of the Pass Through Trustee or the Loan Trustee or for any third person or dealing as principal for its own account.

“Permitted Lessee” means any Person to whom the Company is permitted to lease the Airframe or any Engine pursuant to Section 7.02(a)(viii) or (ix) of the Indenture.

“Permitted Lien” has the meaning specified in Section 7.01 of the Indenture.

“Person” means any person, including any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, trustee, unincorporated organization or government or any agency or political subdivision thereof.

“Prospective International Interest” has the meaning ascribed to the defined term “prospective international interest” under the Cape Town Treaty.

“Purchase Agreement” means the Purchase Agreement as described in Schedule I to the Participation Agreement.

“Rating Agencies” has the meaning specified in the Intercreditor Agreement.

“Related Additional Series Equipment Note” means, with respect to any particular series of Additional Series Equipment Notes and as of any date, an “Additional Series Equipment Note,” as defined in each Related Indenture, having the same designation (i.e., “Series C” or the like) as such Additional Series Equipment Notes, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement,” as such terms are defined in such Related Indenture.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Related Equipment Note” means, as of any date, an “Equipment Note” as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Indemnitee Group” has the meaning specified in Section 4.02(b) of the Participation Agreement.

“Related Indenture” means each Operative Indenture (other than the Indenture).

“Related Indenture Bankruptcy Default” means any “Event of Default” under Section 4.01(f), (g), (h) or (i) of any Related Indenture, determined without giving effect to any applicable grace period.

“Related Indenture Event of Default” means any “Event of Default” under any Related Indenture.

“Related Indenture Indemnitee” means each Related Noteholder.

“Related Loan Trustee” means the “Loan Trustee” as defined in each Related Indenture.

“Related Make-Whole Amount” means the “Make-Whole Amount”, as defined in each Related Indenture.

“Related Noteholder” means a registered holder of a Related Equipment Note.

“Related Secured Obligations” means, as of any date, the outstanding principal amount of the Related Equipment Notes issued under each Related Indenture, the accrued and unpaid interest (including, to the extent permitted by applicable law, post-petition interest and interest on any overdue amounts) due thereon in accordance with such Related Indenture as of such date, the Related Make-Whole Amount, if any, with respect thereto due thereon in accordance with such Related Indenture as of such date, and any other amounts payable as of such date under the “Operative Documents” (as defined in each Related Indenture).

“Related Series A Equipment Note” means, as of any date, a “Series A Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

“Related Series B Equipment Note” means, as of any date, a “Series B Equipment Note”, as defined in each Related Indenture, but only if as of such date it is held by the “Subordination Agent” under the “Intercreditor Agreement”, as such terms are defined in such Related Indenture.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Replacement Aircraft” means the Aircraft of which a Substitute Airframe or Replacement Airframe is part.

“Replacement Airframe” means [a Boeing] [an Airbus] [an Embraer] [A319]9 [737-800]10 [777-300ER]11 [787-8]12 [ERJ 175 LR]13 aircraft or a comparable or improved model of the Manufacturer (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) items installed or incorporated in or attached to such airframe from time to time that are excluded from the definition of Parts by clauses (b), (c) and (d) thereof), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.05 thereof, together with all Parts relating to such aircraft.

“Replacement Engine” means a [Engine Manufacturer and Model] engine (or an engine of the same or another manufacturer of a comparable or an improved model and suitable for installation and use on the Airframe with the other Engine (or any other Replacement Engine being substituted simultaneously therewith)) that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 or Section 7.05 thereof, together with all Parts relating to such engine, but excluding items installed or incorporated in or attached to any such engine from time to time that are excluded from the definition of Parts.

“Replacement Liquidity Facility” has the meaning set forth in the Intercreditor Agreement.

“Replacement Liquidity Provider” has the meaning set forth in the Intercreditor Agreement.

“Responsible Officer” means, with respect to the Company, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer, the Assistant Treasurer, the Secretary or any other management

[9]	To be inserted for Airbus A319 aircraft.
[10]	To be inserted for Boeing 737-800 aircraft.
[11]	To be inserted for Boeing 777-300ER aircraft.
[12]	To be inserted for Boeing 787-8 aircraft.
[13]	To be inserted for Embraer ERJ 175 LR aircraft.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

employee (a) whose power to take the action in question has been authorized, directly or indirectly, by the Board of Directors of the Company, (b) working directly under the supervision of its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary and (c) whose responsibilities include the administration of the transactions and agreements contemplated by the Participation Agreement and the Indenture.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.

“Section 1110” means Section 1110 of the Bankruptcy Code.

“Secured Obligations” has the meaning specified in Section 2.06 of the Indenture.

“Securities Account” has the meaning specified in Section 3.07 of the Indenture.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Securities Intermediary” has the meaning specified in Section 3.07 of the Indenture.

“Series” means any series of Equipment Notes, including the Series A Equipment Notes, the Series B Equipment Notes or any Additional Series Equipment Notes.

“Series A” or “Series A Equipment Notes” means Equipment Notes issued and designated as “Series A Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series A Equipment Notes” and bearing interest at the Debt Rate for Series A Equipment Notes specified in Schedule I to the Indenture.

“Series B” or “Series B Equipment Notes” means Equipment Notes issued and designated as “Series B Equipment Notes” under the Indenture, in the original principal amount and maturities as specified in Schedule I to the Indenture under the heading “Series B Equipment Notes” and bearing interest at the Debt Rate for Series B Equipment Notes specified in Schedule I to the Indenture.

“Short-Term Rating” has the meaning specified in the Intercreditor Agreement.

“Specified Person” has the meaning specified in Section 7.06(a) of the Indenture.

“Subordination Agent” has the meaning specified in the introductory paragraph to the Participation Agreement.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

“Substitute Airframe” means [an Airbus A319]14 [a Boeing 737-800]15 [a Boeing 777-300ER]16 [a Boeing 787-8]17 [an Embraer ERJ 175 LR]18 aircraft (except (a) Engines or engines from time to time installed thereon and any and all Parts related to such Engine or engines and (b) items installed or incorporated in or attached to such airframe from time to time that are excluded from the definition of Parts by clauses (b), (c), (d) and (e) thereof), that shall have been made subject to the Lien of the Indenture pursuant to Section 7.04 thereof, together with all Parts relating to such aircraft.

“Tax” and “Taxes” mean all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

“Transportation Code” means that portion of Title 49 of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trust Supplements” means (i) those agreements supplemental to the Basic Pass Through Trust Agreement referred to in Schedule III to the Participation Agreement as of the Closing Date and (ii) in the case of any Additional Series Pass Through Certificates, if issued, whether in connection with the initial issuance of any Additional Series Equipment Notes or in connection with any subsequent redemption of any Additional Series Equipment Notes, an agreement supplemental to the Basic Pass

[14]	To be inserted for Airbus A319 aircraft.
[15]	To be inserted for Boeing 737-800 aircraft.
[16]	To be inserted for Boeing 777-300ER aircraft.
[17]	To be inserted for Boeing 787-8 aircraft.
[18]	To be inserted for Embraer ERJ 175 LR aircraft.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]

Through Trust Agreement pursuant to which (a) a separate trust is created for the benefit of the holders of such Additional Series Pass Through Certificates, (b) the issuance of such Additional Series Pass Through Certificates representing fractional undivided interests in the Additional Series Pass Through Trust is authorized and (c) the terms of such Additional Series Pass Through Certificates are established.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

“Underwriter” means each of the underwriters identified as such in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of March 2, 2015, among the Company and Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc., as representatives of the underwriters named therein, and the Depositary, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“United States” means the United States of America.

“Warranty Bill of Sale” means [the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer in favor of the Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft]19 [, collectively, (a) the warranty (as to title) bill of sale covering the Aircraft, executed by the Manufacturer in favor of Boeing Sales Corporation and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft and (b) the warranty (as to title) bill of sale covering the Aircraft, executed by Boeing Sales Corporation in favor of the Company and specifically referring to each Engine, as well as the Airframe, constituting a part of the Aircraft]20 .

“Warranty Rights” means the Warranty Rights as described in Schedule I to the Participation Agreement.

“WTC” has the meaning specified in the introductory paragraph to the Participation Agreement.

[19]	To be inserted for all Airbus and Embraer aircraft.
[20]	To be inserted for Boeing aircraft.

Annex A

(American Airlines 2015-1 Aircraft EETC)

[Reg. No.]